OrthoLogic Corp.
                                Phoenix, Arizona



                            1997 Executive Bonus Plan



Bonus Plan 1997 -- The executive bonus opportunity for 1997 will be based on meeting 100% of objectives as recommended by the Compensation Committee:

The bonus eligibility for 1997 is as follows:

                   President/CEO                               50%
                   Executive Vice President                    45%
                   Vice Presidents                             40%

The Board will  determine the overall  Company  performance  and the  individual
performance  of  the   President/CEO.   The  President/CEO  will  determine  the
individual performance of the Vice Presidents, subject to review by the Board.